EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2011, relating to the consolidated financial statements and financial statement schedules of Thoratec Corporation, and the effectiveness of Thoratec Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Thoratec Corporation for the year ended January 1, 2011.

/s/ Deloitte & Touche LLP

San Francisco, California
August 22, 2011